As filed with the Securities and Exchange Commission on September  12, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

JONES SODA CO.

(Exact name of registrant as specified in its charter)

Washington	52-2336602
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

66 S. Hanford St., Suite 150
Seattle, WA 98134

(Address of Principal Executive Offices) (Zip Code)

JONES SODA CO. 2011 INCENTIVE PLAN

(Full title of the plan)

Jennifer Cue

Chief Executive Officer

Jones Soda Co.

66 S. Hanford St., Suite 150
Seattle, WA 98134

Telephone: 206-624-3357

(Name and address of agent for service)

Telephone Number, Including Area Code of agent for service)

Copies to:

Andrew W. Shawber, Esq.

Laura A. Bertin, Esq.

Summit Law Group, PLLC

315 Fifth Ave S., Suite 1000
Seattle, WA 98104

Telephone: (206) 676-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller Reporting Company [X]
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [    ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value
Options outstanding under the 2011 Incentive Plan	3,666,099 (2)	$0.4218 (4)	$1,546,361 (4)	$187.42
Shares reserved for future issuance under the 2011 Incentive Plan	4,117,933 (3)	$0.4840 (5)	$1,993,080 (5)	$241.56
Total	7,784,032		$3,539,441	$428.98

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminable number of shares of common stock issuable under the Jones Soda Co. 2011 Incentive Plan (the “2011 Plan”), as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions.

(2) Represents common stock issuable upon exercise of outstanding options under the 2011 Plan as of the date of this Registration Statement with a weighted average exercise price of $0.4218 per share.

(3) Represents common stock reserved for future issuance under the 2011 Plan.

(4) Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee, and are based upon the weighted average price at which such outstanding options may be exercised.

(5) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee, and are based on the average of the bid and asked price on the OTCQB Marketplace on September 10, 2019.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

REGISTRATION OF

ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE

This Registration Statement is filed by Jones Soda Co. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, no par value (the “Common Stock”) under the Company’s 2011 Incentive Plan (the “2011 Plan”). The number of shares of Common Stock available for issuance under the 2011 Plan may be increased each January 1st of every calendar year starting on  January 1, 2012 by an amount equal to the lesser of (a) 1,300,000 shares, (b) 4.0% of the Company’s outstanding Common Stock as of the end of the immediately preceding fiscal year, and (c) a lesser amount determined by the Company’s board of directors, provided that the number of shares that may be granted pursuant to awards in a single year may not exceed 10% of the Company’s outstanding shares of Common Stock on a fully diluted basis as of the end of the immediately preceding fiscal year  (the “Evergreen Provision”). This Registration Statement registers an aggregate of 7,784,032 additional shares of Common Stock available for issuance under the 2011 Plan as a result of increases under the Evergreen Provision approved by the Company’s board of directors since 2012.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 3,000,000 shares of Common Stock registered for issuance under the 2011 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-176386) filed on August 18, 2011. The information contained in the Company’s Registration Statement on Form S-8 (Registration No. 333-176386) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:

•	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 22, 2019;

•	The registrant’s Quarterly Reports on Form 10-Q filed with the SEC on May 13, 2019 and August 13, 2019;

•

The registrant’s Current Reports on Form 8-K filed with the SEC on January 2, 2019, March 7, 2019, March 27, 2019,  May 2, 2019, May 9, 2019, June 20, 2019, July 12, 2019, August 8, 2019, and August 19, 2019 (other than any portions thereof deemed furnished and not filed);

•	All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2018; and

•

The description of the registrant’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on March 20, 2003 (File No. 000-28820), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle,  State of Washington, on this 12th day of September, 2019.

Jones Soda Co.

By:	/s/ Jennifer Cue
Jennifer Cue
President, Chief Executive Officer and Acting Principal Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer Cue his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Jennifer Cue	President, Chief Executive Officer, Acting Principal Financial Officer and Director	September 12, 2019
Jennifer Cue	(Principal Executive Officer and Acting Principal Financial and Accounting Officer)

/s/ Jeffrey D. Anderson		September 12, 2019
Jeffrey D. Anderson	Director

/s/ Michael M. Fleming		September 12, 2019
Michael M. Fleming	Director

/s/ Paul Norman		September 12, 2019
Paul Norman	Director

/s/ Clive Sirkin		September 12, 2019
Clive Sirkin	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1

Articles of Incorporation of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on March 30, 2001; File No. 333-75913).

3.2

Amended and Restated Bylaws of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q, filed on November 8, 2013; File No. 000-28820).

4.1

Jones Soda Co. 2011 Incentive Plan. (Previously filed with, and incorporated herein by reference to, Annex A to the registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 12, 2011, File No. 000-28820).

5.1*	Opinion of Summit Law Group, PLLC.

23.1*	Consent of Peterson Sullivan LLP.

23.2*	Consent of Summit Law Group, PLLC (filed as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this registration statement on Form S-8).

* Filed herewith.